                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) April 26, 2000



                                 MAREX.COM, INC.
--------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)


          FLORIDA                       000-25129                65-0354269
----------------------------     ------------------------    ------------------
(State or other jurisdiction     (Commission File Number)      (IRS Employer
    of incorporation)                                        Identification No.)




2701 South Bayshore Drive, 5th Floor, Miami, Florida              33133
----------------------------------------------------            ----------
      (Address of principal offices)                            (Zip Code)


Registrant's telephone number including area code:  (305) 285-2003



Former name or former address, if changed since last report:

ITEM 5.  OTHER EVENTS.

         On April 26, 2000, Marex.com, Inc. (the "Company") and Genmar Holdings, Inc. ("Genmar"), entered into a Strategic Relationship Agreement (the
"Strategic Relationship Agreement"). The Strategic Relationship Agreement provides that Genmar will utilize the Company as its exclusive electronic aggregator for the purchase of marine related material, components and equipment through the Company's development and management of an online procurement system maintained through the Company's website at "www.marex.com." The term of the Strategic Relationship Agreement is ten (10) years, subject to any early termination in accordance with the Strategic Relationship Agreement. In consideration for these services, Genmar will pay transaction fees to the Company based upon transactions completed by Genmar through the Company's online procurement system.

         In connection with the Strategic Relationship Agreement, the Company and Genmar also entered into a warrant agreement (the "Warrant Agreement") pursuant to which the Company will issue to Genmar warrants to purchase shares of common stock, par value $0.01, of the Company (the "Warrants"). Warrants to purchase 1,442,081 shares of common stock were issued upon execution of the Warrant Agreement. Additional Warrants to purchase 1,514,367 shares of common stock will not be issued until the occurrence of certain future events, including the closing of the Company's Series A1 Preferred Stock financing transaction.

         The Warrant Agreement is attached hereto as Exhibit 4.1.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) Exhibits

         4.1 Warrant Agreement, dated April 26, 2000, between the Company and Genmar.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                               MAREX.COM, INC.



                                               By: /s/ Kenbian A. Ng
                                                   ---------------------------
                                                   Kenbian A. Ng
                                                   Chief Financial Officer

Dated: April 27, 2000


















                                      -3-